Exhibit 10.2.1
FIRST AMENDMENT TO THE GARDNER DENVER, INC.
SUPPLEMENTAL EXCESS DEFINED CONTRIBUTION PLAN
          WHEREAS, Gardner Denver, Inc. (“Company”) previously established the Gardner Denver, Inc. Supplemental Excess Defined Contribution Plan (“Plan”) for the benefit of a select group of management or highly compensated employees; and
          WHEREAS, the Company reserved the right to amend the Plan pursuant to Article VIII thereof; and
          WHEREAS, effective September 15, 2008, the Company desires to amend the Plan in certain respects;
          NOW, THEREFORE, effective September 15, 2008, the Plan is amended as follows:
     1. Section 3.2 of the Plan is deleted in its entirety and is replaced with the following:
          “3.2 Supplemental Basic Contributions. As of the last day of each month, the Supplemental Basic Accounts (pre-tax) of each Participant shall be credited with Supplemental Basic Contributions equal to the Basic Contributions that would have been contributed to the Gardner Denver Retirement Savings Plan on his behalf for such month except for the provisions of Sections 401(k), 401(a)(17), 402(g) and Section 415 of the Code and that were deferred from his Compensation in accordance with a duly executed and filed Compensation reduction authorization form; provided, that:
               (1) in no event shall Supplemental Basic Contributions when added to the amount of Basic Contributions for such Participant for such month under the Gardner Denver Retirement Savings Plan exceed the maximum percentage of such Participant’s Compensation permitted to be deferred under the Gardner Denver Retirement Savings Plan on behalf of such Participant;
               (2) a Participant’s election to participate in this Plan and election with respect to the percentage or amount of Compensation to be deferred under the Gardner Denver Retirement Savings Plan shall be properly filed, as prescribed by the Company, but in no event later than the day immediately preceding the first day of the calendar year to which it relates (or, with respect to a new Participant who does not already participate in a deferred compensation arrangement that would be aggregated with this Plan for purposes of Section 409A of the Code, within the first 30 days after becoming eligible but only with respect to amounts paid for services performed after the effective date of such election), irrevocable with respect to Compensation payable during the calendar year and may only be changed by the filing of a new duly executed Compensation reduction authorization form for the following calendar year; and
               (3) in no event shall Supplemental Basic Contributions include any portion of any Compensation payable under the MIP.”

     2. Section 3.5 of the Plan is deleted in its entirety and replaced with the following:
     “3.5 Supplemental MIP Contributions. To the extent the MIP provides for performance-based compensation as determined under Section 409A of the Code, a Participant may make a separate election with respect to the percentage or amount of Compensation payable under the MIP to be deferred under the Plan, which shall be properly filed, at such time and in such form as prescribed by the Company, but in no event later than six months before the end of the applicable performance period, provided that the Participant performs services continuously from the later of the beginning of such performance period or the date the performance criteria are established through the date an election is made under this Section and provided further that in no event may an election to defer compensation payable under the MIP be made after such Compensation has become readily ascertainable (or, with respect to a new Participant who does not already participate in a deferred compensation arrangement that would be aggregated with this Plan for purposes of Section 409A of the Code, within the first 30 days after becoming eligible but only with respect to amounts paid for services performed after the effective date of such election. For this purpose, an election shall only apply to an amount equal to the total amount of Compensation payable under the MIP for the applicable performance period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period). Notwithstanding any provision in this Plan to the contrary, no portion of a Participant’s Compensation payable under the MIP shall be deferred under this Plan unless a Participant makes a separate election with respect to the percentage or amount of Compensation payable under the MIP in the manner described in this Section 3.5. The Supplemental MIP Account of each such Participant who makes a valid election hereunder shall be credited with an amount equal to the percentage or amount of Compensation payable under the MIP that such Participant has made a valid election to defer hereunder.”
          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf this 5 day of December, 2008 by its undersigned duly authorized officers.
GARDNER DENVER, INC.
/s/ Barry Pennypacker
Barry Pennypacker
Title: President & CEO
/s/ Helen Cornell
Helen Cornell
Title: Executive Vice President, Finance and CFO

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